UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2025

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36829	04-3475813
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Cedarbrook Drive, Cranbury, NJ	08512
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (646) 440-9100

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	RCKT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

In connection with the previously announced departure of Dr. Kinnari Patel to accept a role as a venture partner at RTW Investments LP, on September 11, 2025, Rocket Pharmaceuticals, Inc. (the “Company”) entered into a Separation and Release Agreement (the “Separation Agreement”) with Dr. Patel. Pursuant to the Separation Agreement, Dr. Patel agreed to a general release of claims in favor of the Company and its affiliates and agreed to certain restrictive covenants.

The Separation Agreement also provides for the following:

•
Dr. Patel shall be entitled to receive her current salary and medical, dental and vision coverage benefits through December 31, 2025 (the “Separation Date”) in accordance with regular payroll procedures and shall be paid for all accrued and unused paid time off as of the Separation Date;

•
Dr. Patel shall be entitled to receive a lump sum payment of $482,040, consistent with the Company’s Severance and Change in Control Program, provided that she deliver an executed release of claims (the “Release of Claims”) within seven days of the Separation Date;

•	The Company shall offer Dr. Patel a Consulting Agreement to serve as a consultant to the Company beginning on the expiration of the revocation period provided for in the Release of Claims; and
•	Dr. Patel shall be receive a lump sum healthcare allowance of $30,045, equal to the cost of COBRA premiums for ten (10) months.

On September 11, 2025, Dr. Patel and the Company entered into a Consulting Agreement to be effective beginning on the expiration of the revocation period provided for in the Release of Claims (the “Effective Date”). The Consulting Agreement shall begin on the Effective Date and continue through December 31, 2026 (the “Consulting Period”), unless earlier terminated by either party pursuant to the terms therein. The Company shall pay Dr. Patel an aggregate retainer fee of $582,156 under the Consulting Agreement and Dr. Patel shall provide such general consulting services as reasonably required by the Company. The Consulting Agreement also provides that Dr. Patel shall retain the restricted stock units and options through the Consulting Period granted under any and all Rocket Pharmaceuticals, Inc. Stock Option, Share Option, and Incentive Plans.

The foregoing summaries of the Separation Agreement and Consulting Agreement are qualified in their entirety by reference to the text of the documents, which are filed as Exhibits 10.1 and 10.2 hereto, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation and Release Agreement, dated as of September 11, 2025, by and between Rocket Pharmaceuticals, Inc. and Kinnari Patel.
10.2	Consulting Agreement, dated as of September 11, 2025, by and between Rocket Pharmaceuticals, Inc. and Kinnari Patel.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rocket Pharmaceuticals, Inc.

Date: September 17, 2025	By:	/s/ Martin Wilson
Martin Wilson
General Counsel and Chief Corporate Officer, SVP